Exhibit 99.1

Metal Management, Inc.
325 N. LaSalle Street • Suite 550
Chicago, Illinois 60610
www.mtlm.com
NYSE: MM
FOR IMMEDIATE RELEASE
METAL MANAGEMENT REPORTS RESULTS
FOR THE PERIOD ENDED JUNE 30, 2007
–       Net Sales of $654 Million

–       Net Income of $22.7 Million

–       EPS of $0.89 per diluted share

–       EBITDA(1) (as defined) of $46.5 Million
CHICAGO, IL – AUGUST 2, 2007 – Metal Management, Inc. (NYSE:MM), one of the nation’s largest full service scrap metal recyclers, today announced results for the first fiscal quarter ended June 30, 2007.
The company generated consolidated net sales of $654 million in the first quarter ended June 30, 2007 and net income of $22.7 million. EBITDA (as defined) was $46.5 million, and earnings per share were $0.89 per diluted common share.
First Quarter Highlights
•	Consolidated net sales of $654 million for the quarter ended June 30, 2007, an increase of 32% as compared to consolidated net sales of $496 million for the quarter ended June 30, 2006.

•	Net income for the fiscal quarter was $22.7 million or $0.89 per diluted common share, compared to $44.9 million or $1.70 per diluted common share in the same period last year. Metal Management’s results in the quarter ended June 30, 2006 included a one-time gain of approximately $26.4 million pre tax, or $16.2 million after tax, representing approximately $0.61 per diluted share, related to the sale of a joint venture interest.

•	EBITDA (as defined) of $46.5 million in the quarter ended June 30, 2007 compared to EBITDA (as defined) of $53.6 million in the quarter ended June 30, 2006.

•	Approximately 1.4 million tons of metal were processed and sold or brokered, including ferrous yard shipments of approximately 1.3 million tons and non-ferrous shipments of approximately 120 million pounds.

•	The Company turned ferrous inventories approximately 11 times and non-ferrous inventories (excluding stainless and alloy) approximately 11 times.

•	A dividend of $0.075 per share was paid to all shareholders of record.

•	As of June 30, 2007, Metal Management had 1.2 million shares remaining under its authorized share repurchase program.

•	As of June 30, 2007, cash and cash equivalents were approximately $22.2 million and total debt including borrowings under the line of credit were $95.1 million.

•	Effective as of May 21, 2007, Metal Management acquired substantially all of the assets of Mars Industries, Inc., a full service metals processor and supplier handling approximately 330,000 tons of ferrous scrap metal per year in greater Detroit, Michigan. Our Detroit business is now fully integrated and contributed to the Company’s results in the first fiscal quarter.
“Though we faced some volatility this quarter, we efficiently leveraged our resources to turn our inventories and meet the needs of our valued consumers,” said Daniel W. Dienst, Chairman, Chief Executive Officer and President of Metal Management. “Markets were mixed in our first fiscal quarter, with weak ferrous conditions and continued strength on the non-ferrous side. Thanks to the dedication and hard work of our 1,900 employees, and despite the challenging operating environment, we are pleased that we were able to deliver our 22nd consecutive quarter of positive pre-tax income.”
“With the acquisition of Mars Industries in our first fiscal quarter, we once again demonstrated our disciplined approach to creating shareholder value through prudent growth,” said Mr. Dienst. “As always, we will continue to look for similar opportunities that meet our stringent criteria, even as we fund ongoing infrastructure improvements and continue to return capital to our shareholders through our dividend and share repurchase programs.”
Mr. Dienst concluded, “As we look ahead to the remainder of our 2008 fiscal year, we are focused on continuing to operate safely and efficiently, serving our valued customers and consumers, and generating strong returns for Metal Management shareholders.”
Investor Conference Call
Metal Management will host its First Quarter Results Conference Call and Webcast at 11:00 AM ET (10:00 AM CT) on August 2, 2007. The conference call can be accessed by dialing 800-901-5259; passcode 79517096. International callers can dial 617-786-4514; passcode 79517096. The conference will also be accessible via the web at www.mtlm.com. A replay of the call will be available by dialing 888-286-8010, passcode 70827704, through August 9, 2007. International callers can dial 617-801-6888, passcode 70827704, for the replay.
About Metal Management, Inc.
Metal Management is one of the largest full service metal recyclers in the United States, with 53 recycling facilities in 17 states. For more information about Metal Management, Inc., visit the Company’s website at www.mtlm.com.

Forward Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2007, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, adequate source of supply, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk and exposure to credit risk, impact of export and other market conditions on the business, availability of scrap alternatives and under funded defined benefit pension plans.

Contacts

Analysts & Investors	Media
Robert C. Larry, Chief Financial Officer	Andrew B. Siegel / James H. Golden
Metal Management, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(312) 645-0700	(212) 355-4449

(1)	EBITDA is defined by the Company to be earnings before interest, taxes, depreciation, amortization, severance and other charges, gain (loss) on sale of fixed assets, income from joint ventures, gain on sale of joint venture interest, other income and stock-based compensation expense. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze Company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

METAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three months ended
	June 30,	June 30,
	2007	2006
Net sales	$654,053	$495,912

Operating expenses:
Cost of sales (excluding depreciation)	583,878	422,921
General and administrative	25,427	20,872
Depreciation and amortization	8,270	6,847
Severance and other charges	0	442

Operating income	36,478	44,830

Income from joint ventures	717	1,860
Interest expense	(1,461)	(322)
Interest and other income, net	119	431
Gain on sale of joint venture interest	0	26,362

Income before income taxes	35,853	73,161
Provision for income taxes	13,114	28,272

Net income	$22,739	$44,889

Earnings per share:
Basic	$0.90	$1.76

Diluted	$0.89	$1.70

Cash dividends declared per share	$0.075	$0.075

Weighted average common shares outstanding:
Basic	25,159	25,576

Diluted	25,587	26,393

METAL MANAGEMENT, INC.
EBITDA (AS DEFINED)
RECONCILIATION TO GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three months ended
	June 30,	June 30,
	2007	2006
Net income	$22,739	$44,889

Add Back:
Depreciation and amortization	8,270	6,847
Tax provision	13,114	28,272
Stock-based compensation expense	1,742	1,178
Income from joint ventures	(717)	(1,860)
Gain on sale of joint venture interest	0	(26,362)
Interest expense	1,461	322
Interest and other income, net	(119)	(431)
Severance and other charges	0	442
(Gain) loss on sale of fixed assets	(21)	310

EBITDA (AS DEFINED)	$46,469	$53,607